Exhibit 3.15

CERTIFICATE OF FORMATION

OF

EAGLE HIGH REACH EQUIPMENT, LLC

1. The name of the limited liability company is Eagle High Reach Equipment, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Eagle High Reach Equipment, LLC this 3rd day of November, 2004.

/s/ Christopher A. Delfino
Christopher A. Delfino

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: EAGLE HIGH REACH EQUIPMENT, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu thereof the following statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of January, A.D. 2006.

By:	/s/ Leslie S. Magee
Authorized Person(s)

Name:	Leslie S. Magee, Authorized Person
Print or Type

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

EAGLE HIGH REACH EQUIPMENT, LLC

EAGLE HIGH REACH EQUIPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is EAGLE HIGH REACH EQUIPMENT, LLC.

2. The certificate of formation of the company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

The name of the limited liability company is H&E EQUIPMENT SERVICES (CALIFORNIA), LLC.

Executed on this 25th day of April, 2006.

/s/ John M. Engquist
John M. Engquist, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is H&E Equipment Services (California), LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Jayna Nickell
Authorized person

Name:	Jayna Nickell, Manager
Print or Type